AMENDING AGREEMENT

This AMENDING AGREEMENT made as of the 1st day of August, 2008, to the Option and Literary Purchase Agreement (Crimson) made as of the 10th day of July, 2006 (the “Original Agreement”),

BETWEEN:

PACIFIC GOLD ENTERTAINMENT INC., a British Columbia company with a business office at #7 – 534 Cambie Street, Vancouver, British Columbia, V6B 2N7

(“PGE Inc.”)

AND:

SOMNAMBULIST IMAGERY INC., a British Columbia company with a business office at #6 – 534 Cambie Street, Vancouver, British Columbia, V6B 2N7

(the “Seller”)

WITNESSES THAT WHEREAS:

A.
By the Original Agreement made between the parties hereto the Seller granted PGE Inc. the exclusive and irrevocable option to purchase from the Seller the rights in certain literary property entitled CRIMSON;

B.	The parties wish to amend the Original Agreement pursuant to the terms and conditions of this agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, the covenants, agreements and warranties hereinafter set forth, it is hereby agreed as follows:

1.	The Original Agreement is hereby amended by deleting the Clause of the Original Agreement entitled “OPTION PERIOD” in its entirety and replacing it with the following:

“OPTION PERIOD: The within option will be effective during the period commencing on July 10, 2006 and ending July 31, 2009 (the “Initial Option Period”)”

2.	The Original Agreement shall henceforth be read and construed together with this Agreement, and the Original Agreement will remain in full force and effect.

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3.	In the event of any inconsistencies between this agreement and the Original Agreement, this Agreement will govern.

4.
All terms, conditions, covenants, agreements, benefits and obligations contained in the Original Agreement, as amended hereby, will be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF this Amending Agreement has been executed the day and year first above written.

The Corporate Seal of                                                                            )
Pacific Gold Entertainment Inc.                                                  )
was hereunto affixed in the presence of:                                            )
                  )
                  )                                           (SEAL)
  /s/ Authorized Signatory                                                                    )
                  )
Authorized Signatory                                                                           )

The Corporate Seal of                                                                           )
Somnambulist Imagery Inc.                                                            )
was hereunto affixed in the presence of:                                            )
                  )
                  )                                           (SEAL)
  /s/ Authorized Signatory                                                                    )
                  )
Authorized Signatory                                                                           )

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